EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-287069) pertaining to the Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(2)	Registration Statement (Form S-8 No. 333-271876) pertaining to the Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(3)	Registration Statement (Form S-8 No. 333-255712) pertaining to the Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(4)	Registration Statement (Form S-8 No. 333-231145) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(5)	Registration Statement (Form S-8 No. 333-217608) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(6)	Registration Statement (Form S-8 No. 333-196528) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan (as amended).

of our reports dated February 20, 2026, with respect to the consolidated financial statements of Cogent Communications Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Cogent Communications Holdings, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Cogent Communications Holdings, Inc. and subsidiaries for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 20, 2026